Application	| CUNA MUTUAL GROUP

CUNA Mutual Group Zone Income Annuity	MEMBERS Life Insurance Company
Individual Single Premium Deferred Modified Guaranteed Index Annuity	2000 Heritage Way • Waverly, IA 50677

1	Plan option.

Annuity with Guaranteed Lifetime Withdrawal Benefit (GLWB) | 6-Year

2	Who is the owner and annuitant for your contract?

Minimum age on contract issue date is 21. Maximum age on contract issue date is 85. Must complete section 2A. Owner will be the annuitant unless a different annuitant is named in section 2B. To name a joint owner, complete section 22C. To name more parties to the contract, use section 10.

A. Owner. Complete this first box for a natural person owner.

Name				Gender	☐	Male	☐	Female

	FIRST	M	LAST
Date of Birth				U.S. Citizen	☐	Yes	☐	No

Complete this next box for a trust owner. This is only allowed for noon-qualified plan types. For a trust owner, include a copy of the trust document pages showing trust name, trust date, trustee name(s), investment authority and signature(s), or complete form 1919(ML), Trustee Certification of Insurance/Annuity Powers.

Name of Trust

Date of Trust	Person Authorized to Receive Correspondence

Trustee Name(s)

All owners must complete this next box.

Social Security or Employer ID Number		Daytime Phone		☐	Cell		☐	Other

Residential Address

	STREET (CANNOT BE P.O. BOX)	CITY	STATE			ZIP
Mailing Address (if different)

	STREET OR P.O. BOX	CITY	STATE			ZIP
Email Address

B. Annuitant (if other than Owner). Complete this box only if the annuitant is someone other than the owner named in section 2A.

Name					Gender	☐	Male		☐	Female

	FIRST	M	LAST
Date of Birth					U.S. Citizen	☐	Yes		☐	No

Social Security Number				Daytime Phone		☐	Cell		☐	Other

Residential Address

		STREET (CANNOT BE P.O. BOX)		CITY	STATE			ZIP
Mailing Address (if different)

		STREET OR P.O. BOX		CITY	STATE			ZIP

C.  Joint Owner. Complete this box to name your legal spouse as joint owner. This is allowed only for non-qualified plan types.

Name of Legal Spouse					Gender	☐	Male		☐	Female

	FIRST	M	LAST
Date of Birth					U.S. Citizen	☐	Yes		☐	No

Social Security Number				Daytime Phone		☐	Cell		☐	Other

Residential Address

		STREET (CANNOT BE P.O. BOX)		CITY	STATE			ZIP
Mailing Address (if different)

		STREET OR P.O. BOX		CITY	STATE			ZIP
Email Address

UNDERSTAND THAT THE VALUES PROVIDED BY THE CONTRACT MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT.

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3	Who do you want to name as the covered person(s)?

Guaranteed Lifetime Withdrawal Benefit (GLWB) payments will be based on the age and lifetime of the covered person(s) you select below. Check one option below based on how you completed section 2. If the owner is a trust, no selection is needed.

If one Owner is listed in section 2, check one of the following as the covered person(s):

☐	Owner (single life option)
☐	Owner and spouse of owner who is sole primary beneficiary (joint life option) (Spouse should be listed as the sole primary beneficiary in section 7)

If joint owners are listed in section 2, check one of the following as the covered person(s):

☐	Owner (single life option)
☐	Joint owner (single life option)
☐	Owner and joint owner (joint life option)

If the owner listed in section 2 is a trust, the annuitant will be the covered person (single life option).

4	What is your plan type and source of payment?

Complete sections 4A and 4B. For SEP IRA, complete form 5305-SEP.

A.    Plan Type. Check one plan type and complete the row for that type. Total your payment at the bottom of section 4A.

PLAN TYPE	PAYMENT CLASSIFICATION
☐ Non-qualified	$ NON-1035 EXCHANGE	$ 1035 EXCHANGE
IRA (check only one) ☐ Traditional IRA ☐ Roth IRA ☐ SEP IRA	$ ROLLOVER	$ TRANSFER	$ CURRENT YEAR CONTRIBUTION	$ PRIOR YEAR CONTRIBUTION	$ ROTH CONVERSION (AVAILABLE ONLY IF ROTH IRA BOX IS CHECKED)
Enter total purchase payment. Enter the total of all amounts above at the right. Minimum is $10,000 and maximum is $999,999 ($1,000,000+ requires prior approval). Make any checks payable to MEMBERS Life Insurance Company. The purchase payment applied will equal the actual amount received by the Company.					$

B. Source(s) of Payment. This section must be completed, even if there is only one source of payment. Complete one line for each payment source. (Combining of after-tax and tax-deferred dollars from qualified plan rollovers is not permitted; separate applications and contracts are required for both the after-tax dollars (Roth) and tax deferred amounts.)

	Submitted	Estimated Amount/
Source/Company Name	With App	Amount If By Check	Existing Plan Type

	☐ Yes	$

	☐ Yes	$

	☐ Yes	$

	☐ Yes	$

	☐ Yes	$

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5	How do you want to allocate your purchase payment?

Complete the section below to allocate your purchase payment. Percentages at each level must total 100%. Use only 1% increments.

Levels A and R will automatically rebalance on each contract anniversary according to the allocation instructions on file with us for each allocation level.

Level A (Allocation Option). Choose what portion to allocate to each allocation option.

%	S&P 500 Index
%	Russell 2000 Index
%	MSCI EAFE Index
%	Declared Rate Account
100%	Total

Level R (Risk Control Account). Choose what portion to allocate to the risk control account for each index selected at Level A.

S&P 500 Index		Russell 2000 Index		MSCI EAFE Index

%	Secure Account	%	Secure Account	%	Secure Account
%	Growth Account	%	Growth Account	%	Growth Account
100%	Total	100%	Total	100%	Total

6	Do you have any other insurance and is this a replacement?

Read and answer both questions and complete all information.

☐	Yes	☐	No	Do you have any existing life insurance policies or annuity contracts with MEMBERS Life Insurance Company or any other company? If yes, a completed Important Notice: Replacement of Life Insurance or Annuities must accompany this application if required by your state.

☐	Yes	☐	No	Will this contract replace, discontinue or change any existing life insurance policies or annuity contracts with MEMBERS Life Insurance Company or any other company? If yes, a completed Replacement Form must accompany this application if required by your state.

Company Name of Policy/Contract Being Replaced	Policy/Contract Number

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7	Who is your beneficiary?

List each beneficiary and check whether primary or contingent. Death benefit proceeds will be divided equally among the named beneficiaries, unless you indicate otherwise. To list more beneficiaries, use section 10 or use a separate signed and dated sheet of paper. The owner has the right to predetermine how a beneficiary will receive the death benefit by completing form 40RESTRICT(ML).

•	If a joint owner is named in section 2C, list each contingent beneficiary, if any, below. “Surviving spouse” is your automatic primary beneficiary and any beneficiary you name below will be treated as a contingent beneficiary regardless of the type checked. This automatic designation of your primary beneficiary will ensure your spouse can continue the contract if you die prior to the payout date.
•	If there is no joint owner named in section 2C, or a trust is named as owner in section 2A, list each primary beneficiary and each contingent beneficiary, if any, below. If the type (primary or contingent) is not checked, primary is assumed. If a trust is named as owner, the trust is typically named as the primary beneficiary.
•	If there is one owner on this contract and you named the spouse beneficiary as the covered person in section 3, your automatic primary beneficiary will be your spouse and any beneficiary you name below will be treated as a contingent beneficiary regardless of the type checked. This automatic designation of your primary beneficiary will ensure you can name your spouse as a covered person.

For Individual Beneficiaries:

___% Share
☐ Primary

☐ Contingent	NAME		ADDRESS
☐ Irrevocable

	RELATIONSHIP	DATE OF BIRTH	SOCIAL SECURITY NUMBER	DAYTIME PHONE
___% Share
☐ Primary

☐ Contingent	NAME		ADDRESS
☐ Irrevocable

	RELATIONSHIP	DATE OF BIRTH	SOCIAL SECURITY NUMBER	DAYTIME PHONE
___% Share
☐ Primary

☐ Contingent	NAME		ADDRESS
☐ Irrevocable

	RELATIONSHIP	DATE OF BIRTH	SOCIAL SECURITY NUMBER	DAYTIME PHONE
___% Share
☐ Primary

☐ Contingent	NAME		ADDRESS
☐ Irrevocable

	RELATIONSHIP	DATE OF BIRTH	SOCIAL SECURITY NUMBER	DAYTIME PHONE
For Trust Beneficiaries:
___% Share
☐ Primary

☐ Contingent	NAME OF TRUST		ADDRESS
☐ Irrevocable

TRUSTEE NAMES

	DATE OF TRUST		DAYTIME PHONE

8	Read the fraud warning for your state.

Refer to the warning for your state below.

Alabama and Maryland: Any person who knowingly or willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly or willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

Colorado: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.

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8	Read the fraud warning for your state (continued).

District of Columbia: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.
Florida and Maine: See section 11. The fraud warning that applies to you appears directly above your signature.
Ohio: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.
Pennsylvania: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or a statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.
Tennessee: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.
Vermont: Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to the penalties under state law.
Virginia: Any person who, with the intent to defraud or knowing that s/he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated the state law.
All other states: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit, or knowingly presents false information in an application for insurance may be guilty of a crime and subject to fines and confinement in prison, and denial of insurance benefits, depending on state law.

9	Do you want to authorize electronic transactions?

OPTIONAL. This authorization allows certain transactions to be performed via phone, fax or internet, unless the box(es) below are checked. See form CLS-56(ML) for details on what transactions may be performed.

I understand that I will automatically have phone/fax/internet authorization unless the following box is marked:

☐	I do NOT want this authorization.

I understand that the registered representative/agent/insurance producer assigned to my contract will automatically have phone/fax/internet authorization unless the following box is marked:

☐	I do NOT want the registered representative/agent/insurance producer assigned to my contract to have this authorization.

The company will employ reasonable procedures to authenticate that the electronic transfer instructions are genuine and will provide confirmation of all transactions to the Owner. If the Company does not employ such procedures, it may be liable for losses due to unauthorized or fraudulent instructions.

10	Do you have any special instructions?

OPTIONAL. Please print any special instructions below for the administrative office to use when processing your application. You may also use this area to list more parties to the contract not listed in section 2 or additional beneficiaries not listed in section 7.

11	Read this agreement and sign.

Read and have all parties to the contract sign below.

•	I have read the application and represent that all statements and answers, as they pertain to me, are true and complete to the best of my knowledge and belief and are the basis for any contract issued by MEMBERS Life Insurance Company; and I understand that no information will be considered to have been given to MEMBERS Life Insurance Company unless it is stated in this application.
•	I understand that no registered representative/agent/insurance producer is authorized to make, void, waive or change any conditions or provisions of the application or contract.
•	The USA Patriot Act requires all financial institutions, including insurance companies, to verify the identity of their customers. I understand that providing my name, address, date of birth and taxpayer identification number allows MEMBERS Life Insurance Company to verify my identity. This verification process may include the use of third party sources to verify the information provided
•	I am exempt from the Foreign Account Tax Compliance Act (FATCA) and it is not applicable.
•	I acknowledge that the contract I have applied for is suitable for me based on my investment objective, financial situation and needs. In addition, if this contract will replace, change or modify an existing policy or contract, I hereby confirm my belief that replacing my existing policy or contract is suitable, and I have considered product features, fees and charges.

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11	Read this agreement and sign (continued).

•	I understand that MEMBERS Life Insurance Company will have no liability until a contract is issued, delivered and accepted by me.
•	I understand my contract will not be issued until the purchase date following receipt of my application by MEMBERS Life Insurance Company in good order. No interest will be credited to my purchase payment prior to the contract issue date.
•	I UNDERSTAND THAT THE CONTRACT VALUE PROVIDED BY THE CONTRACT IS NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT.
•	I UNDERSTAND THAT THE CONTRACT VALUE ALLOCATED TO A RISK CONTROL ACCOUNT(S) IS BASED IN PART ON THE INVESTMENT EXPERIENCE OF EXTERNAL INDICES. IT MAY BE AFFECTED BY THOSE EXTERNAL IINDICES, AND AS A RESULT, MAY INCREASE OR DECREASE IN VALUE BASED ON THE INVESTMENT EXPERIENCE OF THE RISK CONTROL ACCOUNT(S), SUBJECT TO THE APPLICABLE INDEX RATE CAP AND INDEX RATE FLOOR. THE RISK CONTROL ACCOUNTS DO NOT PARTICIPATE IN ANY STOCK OR EQUITY INVESTMENTS.
•	I UNDERSTAND THAT THE CONTRACT VALUE MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT WHICH CAN RESULT IN EITHER AN UPWARD OR DOWNWARD ADJUSTMENT UPON FULL SURRENDER OF THE CONTRACT OR PARTIAL WITHDRAWAL. ANY MARKET VALUE ADJUSTMENT IS IN ADDITION TO ANY SCHEDULED SURRENDER CHARGE.
•	I UNDERSTAND THAT BECAUSE OF THE MARKET VALUE ADJUSTMENT THE AMOUNT I RECEIVE UPON WITHDRAWAL MAY VARY FROM THE STATED CONTRACT VALUE.
•	I have received a copy of the Annuity Disclosure for this product.
•	I, as the Annuitant, hereby consent to this coverage. I understand I have no rights of ownership to the contract, including no right to name a beneficiary.
•	I ACKNOWLEDGE RECEIPT OF A CURRENT PROSPECTUS FOR THIS ANNUITY.

Florida: Any person who knowingly and with intent to injure, defraud or deceive any insurer files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony of the third degree.

Maine: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.

Signed at	Signed on

STATE OF RESIDENCE	DATE

SIGNATURE OF OWNER OR TRUSTEE(S) NAMED IN SECTION 2A	DATE

SIGNATURE OF ANNUITANT NAMED IN SECTION 2B (IF ANY)	DATE

SIGNATURE OF JOINT OWNER NAMED IN SECTION 2C (IF ANY)	DATE

SIGNATURE OF JOINT ANNUITANT/ADDITIONAL PARTIES TO THE CONTRACT (IF ANY) NAMED IN SECTION 10	DATE

12	For administrative office use only.

FOR ADMINISTRATIVE USE ONLY. Not to be used for any change that requires the owner’s agreement in writing.

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13	For registered representative use only.

To be completed by the registered representative/agent/insurance producer.

A.	For replacements, answer both questions and complete all information to the best of your knowledge and belief.

	☐ Yes	☐ No	Does the applicant(s) have any existing life insurance policies or annuity contracts with MEMBERS Life Insurance Company or any other company? If yes, a completed Important Notice: Replacement of Life Insurance or Annuities must accompany this application if required by the state.
	☐ Yes	☐ No	Will this contract replace, discontinue or change any existing life insurance policies or annuity contracts with MEMBERS Life Insurance Company or any other company? If yes, a completed Replacement Form must accompany this application if required by the state.
If yes, I confirm:
			1.	This replacement meets the standards for replacement sales identified in MEMBERS Life Insurance Company’s Statement Regarding the Acceptability of Life and Annuity Replacement Sales.
			2.	The following sales materials were used:
If no sales materials were used, state “None.”

B.	☐ Yes	☐ No	Have you reviewed the owner’s identity documents in accordance with the USA Patriot Act and recorded all necessary information as follows?

1.	If owner is a natural person: ☐ Driver’s License ☐ Passport ☐ Green Card ☐ Other Photo ID
LIST TYPE

Card No. Expiration Date Country/State of Issue

2.	If owner is a trust:

Country/State Where Formed Date Formed

3.	If there is a joint owner: ☐ Driver’s License ☐ Passport ☐ Green Card ☐ Other Photo ID
LIST TYPE
Card No. Expiration Date Country/State of Issue

C.	If the applicant(s) is an active duty member of the United States Armed Forces (including active duty military reserve personnel), I certify I have completed the proper disclosure(s).

D.	If sales materials were used, I certify that I have used only approved sales materials in connection with this sale and that copies of all sales materials used were left with the applicant(s).

E.	I have reviewed the owner(s) investment objectives, financial situation and needs and explained how the annuity will meet their current financial needs and objectives.

F.	I certify that I have reviewed the owner(s) suitability information and have determined that its proposed purchase is suitable as required under law based on information provided by the owner(s), as applicable, including information that is reasonably appropriate to determine the suitability of my recommendation.

G.	I certify that I have also considered the liquidity needs of the owner(s), along with risk tolerance and investment time horizon; I have followed my broker/dealer’s suitability guidelines in the recommendation of this annuity; and I acknowledge that this application is subject to review for suitability by my broker/dealer.

H.	I am registered with the Financial Industry Regulatory Authority (FINRA) and state-licensed for registered annuity contracts in all required jurisdictions.

I.	I certify that I have truly and accurately recorded the information provided by the applicant.

J. I choose the following compensation option:
☐ 1(T000.0)	☐ 2(T025.2)	☐ 3(T030.2)	☐ 4(T040.2)	☐ 5(T050.2)	☐ 6(T060.2)	☐ 7(T075.2)	☐ 8(T100.2)

I UNDERSTAND THAT WHEN I SIGN THIS APPLICATION, I AM AGREEING TO ALL THE TERMS AND CONDITIONS APPLICABLE TO ME AS A REGISTERED REPRESENTATIVE/AGENT/INSURANCE PRODUCER.

Signature		Date

	SIGNATURE OF REGISTERED REPRESENTATIVE/AGENT/INSURANCE PRODUCER		DATE

Rep ID		Rep Name

	5-DIGIT REP NUMBER		PRINT FULL NAME
Rep Phone		Rep Email

	BEST NUMBER TO CALL		PRINT EMAIL
FL License Number

FL LICENSE NUMBER (IF APPLICABLE)

Credit Union ID		Credit Union Name

	8-DIGIT CU NUMBER (IF APPLICABLE)		PRINT NAME OF CU (IF APPLICABLE)
Broker/Dealer ID		Broker/Dealer Name

	B/D NUMBER		PRINT NAME OF B/D (IF OTHER THAN CBSI)
General Agent ID		General Agent Name

	GA NUMBER (IF APPLICABLE)		PRINT NAME OF GA (IF APPLICABLE)

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